UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
October 28, 2024

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $.01	ROST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (d) On October 28, 2024, Ross Stores, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed James G. Conroy as the Company’s next Chief Executive Officer (“CEO”), effective February 2, 2025 (the first day of the Company’s 2025 fiscal year). Before he takes the role of CEO, Mr. Conroy will first join the Company as Chief Executive Officer – Elect. On October 21, 2024, Mr. Conroy accepted an offer to join the Company, with an expected start date of December 2, 2024. While serving as Chief Executive Officer – Elect, Mr. Conroy will report to Michael Balmuth, the Company’s Executive Chairman. When he becomes CEO (effective February 2, 2025), Mr. Conroy will report to the Board. Mr. Conroy has also been elected as a member of the Board, effective on his first day of employment with the Company. In connection with such election, the size of the Company’s Board of Directors will be increased to 12 members.

As previously disclosed, with regard to the planned transition of Barbara Rentler, the Company’s current Vice Chair and Chief Executive Officer, and in accordance with the terms of her executive employment agreement, Ms. Rentler will cease to serve as CEO and will no longer be an executive officer of the Company, effective as of the end of the current fiscal year (February 1, 2025); she will also step down from the Board at that time. Thereafter, as planned, Ms. Rentler will continue as an employee of the Company, and will serve as a Senior Advisor for the remainder of her employment term, through March 31, 2027.

Mr. Conroy, age 54, has over 25 years of management, operational, and consulting experience. He has most recently served since 2012 as President and Chief Executive Officer of Boot Barn Holdings, Inc. [NYSE:BOOT] (“Boot Barn”), one of the nation’s leading lifestyle retailers of western and work-related footwear, apparel, and accessories for men, women, and children, with over 400 locations in 46 states and an e-commerce channel. Prior to joining Boot Barn, Mr. Conroy was with Claire’s Stores, Inc. from 2007 to 2012, where Mr. Conroy served as Chief Operating Officer and Interim Co‑Chief Executive Officer in 2012, as President from 2009 to 2012, and as Executive Vice President from 2007 to 2009. Prior to joining Claire’s Stores, Mr. Conroy served in various consulting roles from 2001 to 2007, including with Kurt Salmon Associates and Deloitte Consulting. Before that, he held various roles with consumer, entertainment, and consulting companies.

In connection with his employment, Mr. Conroy has entered into an employment agreement that provides for him to serve an initial term through March 31, 2029 (subject to renewal by mutual agreement), and to receive a salary of not less than $1,450,000 per year and an annual incentive bonus with a target of 200% of salary (beginning in fiscal 2025). He will also receive a Restricted Stock Unit Award, granted as of his start date, with a notional value of $8,000,000, to vest 25% on September 8, 2028 (or 50% if a stock appreciation condition is met by this date); and to vest a further 25% on March 23, 2029 (or a further 50% if the stock appreciation condition is met by this date), based on continued service with the Company. The “stock appreciation condition” is met if the closing sale price of a share of the Company’s Common Stock over any period of 30 consecutive trading days (as reported on the Nasdaq Stock Exchange) is not less than 125% of the closing sale price of the Common Stock on Mr. Conroy’s employment start date.

To offset forgone future incentive compensation opportunities at his current employer, on his employment start date Mr. Conroy will receive (i) a sign-on bonus of $7,625,000, subject to a 1-year payback requirement, and (ii) an initial Restricted Stock Award based on the closing price of the Company’s common stock on his start day, with a notional value of $32,200,000, vesting 40% on September 12, 2025; 40% on September 11, 2026; and 20% on September 10, 2027, based on continued service with the Company.

Mr. Conroy will also receive (i) a relocation bonus of $800,000, of which $300,000 is payable on his start date and $500,000 is payable upon purchase of a residence within 50 miles of the Company’s New York buying office, all subject to a 3-year payback requirement, (ii) temporary housing near the New York buying office, until his relocation to New York, and (iii) travel and relocation benefits to facilitate his relocation to New York.

Mr. Conroy’s employment agreement also includes provisions regarding severance benefits (including in the event of termination in conjunction with a change of control), reimbursement of certain estate planning costs, participation in benefit plans, and paid vacation days, on substantially similar terms to those the Company provides to its other senior executive officers, as described in the Company’s Proxy Statement filed with the Securities Exchange Commission on April 9, 2024, pages 43-44. The employment agreement also includes provisions regarding reimbursement of legal fees related to review and negotiation of his employment agreement, non-solicitation of Company employees and business counterparties, non-disparagement, protection of Company confidential information, potential recoupment by the Company of performance-based compensation received if financial results are subsequently restated, and arbitration of disputes.

Item 7.01 Regulation FD Disclosure.

On October 28, 2024, the Company issued a press release regarding the appointment of Mr. Conroy, initially as Chief Executive Officer – Elect, and (effective at the start of the next fiscal year) as Chief Executive Officer. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	October 28, 2024 Press Release by Ross Stores, Inc.
104	Cover Page Interactive Data File. (The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2024

ROSS STORES, INC.
Registrant

By:	/s/Ken Jew
Ken Jew
Group Senior Vice President, General Counsel and
Corporate Secretary

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